AMENDMENT NUMBER THREE
to the
Master Loan and Security Agreement
Dated as of February 15, 2005
among
MORTGAGEIT, INC.
MORTGAGEIT HOLDINGS, INC.
and
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

This AMENDMENT NUMBER THREE is made this 10th day of November, 2005, among MORTGAGEIT, INC. and MORTGAGEIT HOLDINGS, INC. each having an address at 33 Maiden Lane, 6th Floor, New York, New York 10038 (each, a "Borrower" and collectively, the "Borrowers") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Lender"), to the Master Loan and Security Agreement, dated as of February 15, 2005, by and between the Borrowers and the Lender (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, the Borrowers have requested that the Lender amend the Agreement to increase the Maximum Credit available thereunder and the Lender has agreed to such increase, as more expressly set forth below.

WHEREAS, as of the date of this Amendment Number Three, the Borrowers represent to the Lender that they are in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Effective as of November 10, 2005, the definition of "Maximum Credit" in Section 1 of the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

"Maximum Credit" shall mean Seven Hundred Fifty Million Dollars ($750,000,000).

SECTION 2.    Effective as of November 10, 2005, Exhibit A to the Agreement is hereby amended to read in its entirety as set forth on Attachment A to this Amendment Number Three.

SECTION 3.    Effectiveness of Amendment.    This Amendment Number Three shall be effective upon the Lender's receipt of a new Note in the amount of $750,000,000 to replace the existing Note for $500,000,000. Upon receipt of the new Note, the Lender shall mark the existing Note as "cancelled" and return it to the Borrowers.

SECTION 4.    Defined Terms.    Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 5.    Fees and Expenses.    The Borrowers agree to pay to the Lender all fees and out of pocket expenses incurred by the Lender in connection with this Amendment Number Three (including all reasonable fees and out of pocket costs and expenses of the Lender's legal counsel incurred in connection with this Amendment Number Three), in accordance with Section 11.03 of the Agreement

SECTION 6.    Limited Effect.    Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 7.    Representations.    The Borrowers hereby represent to the Lender that as of the date hereof, the Borrowers are in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 8.    Governing Law.    This Amendment Number Three shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 9.    Counterparts.    This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the day and year first above written.

MORTGAGEIT, INC. (Borrower)
By: /s/ Robert A. Gula Name: Robert A. Gula Title: Chief Financial Officer
MORTGAGEIT HOLDINGS, INC. (Borrower)
By: /s/ Glenn J. Mouridy Name: Glenn J. Mouridy Title: President and Chief Financial Officer
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (Lender)
By: /s/ Anthony Palmisano Name: Anthony Palmisano Title: Managing Director

ATTACHMENT A

EXHIBIT A

[FORM OF PROMISSORY NOTE]

$750,000,000 November 10, 2005	New York, New York

FOR VALUE RECEIVED, MORTGAGEIT, INC., a New York corporation and MORTGAGEIT HOLDINGS, INC., a New York corporation (each, a "Borrower" and collectively, the "Borrowers"), hereby promise to pay to the order of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the "Lender"), at the principal office of the Lender at 600 Steamboat Road, Greenwich, Connecticut 06830, in lawful money of the United States, and in immediately available funds, the principal sum of Seven Hundred Fifty Million Dollars ($750,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrowers under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount and interest rate of each Advance made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by the Lender.

This Note is the Note referred to in the Master Loan and Security Agreement dated as of February 15, 2005 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the Borrowers, and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Borrowers agree to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred, including, without limitation, reasonable attorneys' fees through appellate proceedings.

Notwithstanding the pledge of the Collateral, each Borrower hereby acknowledges, admits and agrees that the Borrowers' obligations under this Note are recourse obligations of the Borrowers to which each Borrower pledges its full faith and credit.

The Borrowers, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrowers or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrowers, even if the Borrowers are not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.

Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

Each Borrower hereby acknowledges and agrees that the Borrowers will each be jointly and severally liable to the Lender for all representations, warranties, covenants and liabilities of any Borrower hereunder and under the Loan Agreement.

Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrowers hereby submit to New York jurisdiction with respect to any action brought with respect to this Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

This Note shall be governed by and construed under the laws of the State of New York (without reference to choice of law doctrine but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Note) whose laws the Borrowers expressly elect to apply to this Note. The Borrowers agree that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

MORTGAGEIT, INC.
By: ______________________________ Name: Title:
MORTGAGEIT HOLDINGS, INC.
By: ______________________________ Name: Title:

SCHEDULE OF LOANS

This Note evidences Advances made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made by